SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 12, 2007

Date of report (Date of earliest event reported)
SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149

(State of Incorporation)	(Commission File	(I.R.S. Employer
	Number)	Identification No.)

9924 West 74th Street
Eden Prairie, Minnesota	55344

(Address of Principal Executive Offices)	(Zip Code)
(952) 829-2700

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 13, 2007, SurModics, Inc. (the “Company”) announced certain changes in the composition of its Board of Directors (the “Board”). Under the Board’s recently adopted retirement policy, Dale R. Olseth and David A. Koch will not stand for re-election at the company’s upcoming Annual Meeting of Shareholders in January 2008 and will retire from the Board at the conclusion of that meeting. Mr. Olseth was also designated Chairman Emeritus by the Board.
The Board recently adopted a retirement policy under which all directors are required to retire from the Board effective at the conclusion of the Annual Meeting of Shareholders following their seventy-second birthday, unless special circumstances exist as determined by the Board. Under this policy, Kenneth H. Keller, Ph.D., would normally have retired at the same time as Messrs. Olseth and Koch. However, at the request of the Board, Dr. Keller has agreed to continue to serve on the Board to help ensure an orderly transition.
A copy of the press release announcing these changes to the Company’s Board is attached as Exhibit 99.1 to this Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On November 12, 2007, the Board approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to comply with the new requirements of the Nasdaq Global Market (“Nasdaq”) that all securities listed on Nasdaq be eligible for a direct registration system operated by a securities depository. Eligibility for direct registration requires that a company’s corporate documents permit its stock to be issued in uncertificated form. Accordingly, the Board approved an amendment to the Bylaws to permit the Company’s stock to be issued in certificated or uncertificated form.
A direct registration program permits investors’ ownership to be recorded and maintained on the books of the Company or the transfer agent without the issuance of a physical stock certificate and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.
The foregoing description is qualified in its entirety by reference to the amendment to the Bylaws approved by the Board, a copy of which is attached and incorporated herein as Exhibit 3.1 to this Form 8-K.

Item 8.01.	Other Events
On November 15, 2007, the Company issued a press release announcing that its Board has authorized the Company to repurchase up to $35 million of the Company’s outstanding common stock. As indicated in the press release, the Company expects to implement the share repurchase program through purchases made, from time to time, in open market transactions, privately negotiated transactions, transactions structured through investment banking institutions, or a combination of these options. The share repurchase program does not have a fixed expiration date. A copy of the press release is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits
3.1	Amendment to the Company’s Amended and Restated Bylaws approved by the Board as of November 12, 2007.

99.1	Press Release dated November 13, 2007.

99.2	Press Release dated November 15, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
Date: November 15, 2007	/s/ Philip D. Ankeny
Philip D. Ankeny
Chief Financial Officer

EXHIBIT INDEX

No.	Description

3.1	Amendment to the Company’s Amended and Restated Bylaws approved by the Board as of November 12, 2007.

99.1	Press Release dated November 13, 2007.

99.2	Press Release dated November 15, 2007.